Exhibit 10.13

SERVICE AGREEMENT

This Service Agreement (this “Agreement”) is entered into as of October 1, 2010, by and between Gentium Financial Corp., a British Columbia corporation (“Center”) and JBP SA, a corporation formed in the Dominican Republic (“Client”).

Center hereby agrees to provide to Client certain services, as designated in this Agreement, and office space dedicated to Client’s use located at 113-4368 Main Street, Whistler, British Columbia, V0N 1B4, Canada, (the “Office”), in consideration of and upon and subject to the terms and conditions of this Agreement.

1.         SERVICES. Center shall provide to Client the services specified in Schedule A attached hereto (“Services”) and shall be responsible for the cost of Office utilities except as described in Schedule A in exchange for the fees and charges provided for herein.

2.         FEES AND CHARGES. Client hereby agrees to pay seven thousand, four hundred and fifty Canadian dollars (CAD$7,450) per month for the Services (the “Monthly Services Fee”) and a one-time set-up charge of fifteen thousand Canadian dollars (CAD$15,000) (the “Set-Up Fee”) to equip the Office with suitable furniture, furnishings, decorations and improvements.

3.         PAYMENTS. Client shall pay to Center the Monthly Services Fee, plus applicable sales or use taxes, in advance, on the first day of each calendar month during the term of this Agreement, without deduction, offset, notice or demand. Client shall pay the Center the Set-Up Fee upon execution of this Agreement. Notwithstanding the foregoing, Client shall pay three full months of the Monthly Services Fee upon execution of this Agreement.

4.         USE OF OFFICE. The Client shall be provided with the exclusive use of the Office. Client shall have twenty-four (24) hour per day, seven (7) day per week access to the Office subject to fire, flood or other casualty, acts of God, strikes, lock-outs, labor disputes, shortages of material or labor, or any other cause beyond the control of Center. CLIENT EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT FOR OFFICE USE HEREIN DOES NOT TRANSFER POSSESSION TO THE CLIENT, IS NOT INTENDED TO AND SHALL NOT BE DEEMED TO CREATE A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IN FAVOR OF THE CLIENT, BUT MERELY CREATES A REVOCABLE AGREEMENT IN ACCORDANCE WITH THE TERMS HEREOF. This Agreement is subject to and subordinate to the underlying lease of the premises comprising Office (the “Master Lease”). Client acknowledges that it is not a party to, nor shall Client have any rights under the Master Lease, and further acknowledges that, notwithstanding anything to the contrary contained in this Agreement, this Agreement shall terminate simultaneously with the termination of the Master Lease, by any cause or for any reason.

5.         WAIVER. Client acknowledges that due to the imperfect nature of verbal, written and electronic communications and of mail and package delivery systems, neither Center nor any of its officers, directors, employees, shareholders, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of Center to provide the Services. Client agrees that its sole remedy, and Center’s sole obligation, for any failure to render the Services, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client’s billing in an amount equal to the charge for such service for the duration of the failure, delay or interruption.

Service Agreement

6.         DURATION OF AGREEMENT. The term of this Agreement shall commence on October 1, 2010 and shall continue for the twelve (12) month period until September 30, 2011. The Agreement will automatically renew for another twelve (12) month period if not terminated with three (3) month notice of September 30, 2011. Upon the termination of this Agreement, the Client shall cease all use of the Office and Services provided by Center, including removal of all of Client’s personnel and property from the Office, shall surrender all keys, access cards and building passes to Office, and shall cease use of Office’s business address. Client acknowledges that Center will comply with postal service regulations regarding Client’s mail and that, upon termination of this Agreement, it will be Client’s responsibility to notify all parties that its use of the Office address and assigned telephone and facsimile numbers has terminated. For each and every month that Client continues such use after the termination of this Agreement, Client shall pay Center an amount equal to one and one half the monthly fee payable prior thereto.

7.         DAMAGE AND WAIVER.

a.                   Damage. Client shall comply with Center rules set forth in Schedule B attached hereto and made a part hereof. Without limiting the foregoing, Client will not damage or deface any furnishings, walls, floors or ceilings, nor make holes for hanging pictures or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office. Client will not cause damage to any part of the Office. At the termination of this Agreement, Client shall leave the Offices in as good condition as when Client commenced the use thereof, normal wear and tear excepted. If the Office is made unusable, in whole or in part, by fire or other casualty, Center may at its option terminate this Agreement upon notice to Client, effective upon such casualty.

b.      Waiver and Indemnity. Client, as a material part of the consideration to Center, hereby assumes all risk of damage to property or injury to person in, upon or about the Office arising from any cause whatsoever and, without limiting any other waiver contained in this Agreement, Client hereby waives all claims in respect thereof against Center and the Office’s owner. Client shall indemnify, defend and hold harmless Center and the Office’s owner from and against any and all claims arising from the use of the Office or Services by Client, or from the conduct of Client’s business or from any activity, work or things done, permitted or suffered to be done by Client in or about the Office, or from any default under this Agreement, or from any breach of any representation or warranty made by Client under this Agreement, or from any act or omission of Client, any accident, injury or damage to any person or property in, on or about the Office from any cause whatsoever, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and if any action or proceeding is brought against Center or the Office’s owner by reason of any such claim, upon notice from Center, shall defend the same at Client’s expense by counsel satisfactory to Center. Nothing set forth in this paragraph shall excuse Center from liability for its own reckless, negligent or willful misconduct.

8.         DEFAULT. If Client fails to pay the Monthly Services Fee or the Set-Up Fee as and when due, or defaults in the prompt and full performance of any other provision of this Agreement, and fails to cure any such default within five (5) days after notice from Center, Center may, at its option, pursue any one or more of the following remedies with additional five (5) day notice from Center: (a) Center may cease furnishing any and all Services to Client, (b) Center may terminate this Agreement, including Client’s use of the Office, and (c) Center may pursue any other remedy now or hereafter available to Center. Client agrees to pay all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Center in connection with the enforcement of this Agreement, the collection of any sums due hereunder, any action for declaratory relief in any way related to this Agreement, or the protection or preservation of any rights of Center hereunder.

Service Agreement

9.         GENERAL PROVISIONS. This Agreement, including its accompanying Schedules, constitutes the entire agreement between Client and Center. Any amendment to this Agreement shall be ineffective unless in writing and signed by both parties. Any waiver of any term of this Agreement shall be ineffective unless in writing and signed by the waiving party. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof. Center’s failure to enforce any provision of this Agreement shall not constitute a waiver and shall not prevent Center from enforcing any provision of this Agreement in the future. No acceptance of any sum by Center shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof. This Agreement shall be governed by the laws of the Province of British Columbia applicable to contracts entered into and to be performed in British Columbia. Client represents and warrants to Center that there are no agents, brokers, finders or other parties with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement. All notices hereunder shall be in writing, and shall be deemed to be duly given upon the date of deposit if mailed by a nationally recognized courier service, to the address for such party set forth below such party’s signature. Client may not assign this Agreement to or permit the use of the Office or Services under this Agreement by any person other than Client without Center’s prior written consent in its sole discretion. Center may assign this Agreement and/or any fees hereunder and Client agrees to attorn to any such assignee. If more than one person signs this Agreement as Client, each such person shall be jointly and severally liable for all obligations of Client hereunder.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

CENTER:                                                             CLIENT:

Gentium Financial Corp.                                        JBP S.A.

By: /s/ Wolf Fiedler                                                           By: /s/ Jay Blackmore

Name: Wolf Fiedler                                                           Name: Jay Blackmore

Title: President                                                       Title: President

Address for notices (Center):                                 Address for notices (Client):

Unit B-1972 Como Lake Avenue                          Avenida Lope de Vega #122

P. O. Box 64515                                                    Suite 102

Coquitlam, British Columbia                                 Santo Domingo

V3J 7V7, Canada                                                  Dominican Republic

Service Agreement

SCHEDULE A

SERVICES

Office Use

Use of the Office includes the use of one (1) telephone, one (1) new, full-feature Apple computer, one (1) high-speed internet connection with unlimited access subject to reasonable bandwidth usage limitations, one (1) high-quality multi-use printer-scanner-fax machine, one (1) reserved parking spot

Business Address

            As provided in the Agreement

Telephone and Facsimile Numbers

The following assigned telephone number(s):

The following assigned facsimile number:

All long-distance charges will be billed to Client’s account separate from the Services Fee.

Administrative, Marketing and Office Managing Services

A full-time administrative, marketing and office managing staff person serving the Office, pursuant to the terms and conditions of an employment agreement on the terms agreed to by Center and staff person, in a form acceptable to Client.

Service Agreement

Exhibit 10.13

SCHEDULE B

CENTER RULES

1.         All entrance doors to the Office shall be locked when not in use.

2.         No portion of the sidewalks, doorways, entrances, passages, vestibules, halls, lobbies, corridors, elevators or stairways in or adjacent to the Office shall be obstructed or used for any purpose other than for ingress and egress to and from the Office. No floor, skylight, partition, transom or other opening that reflects or admits light into any place in the Office and no means of access to any building fire escape shall be covered or obstructed by Client. The fire stairs shall be used only for emergency exit purposes.

3.         No foul or noxious gas or odor or substance or combustible fluid or material shall be used, kept or permitted to be used or kept in the offices or conference rooms.

4.         Client shall not bring into, use or keep in the Office, nor suffer or permit to be brought into, used or kept in the Office, any inflammable, explosive or hazardous article of any nature, nor use any source of power other than electricity for lighting or any other purpose.

5.         No curtains, draperies or other hangings or window treatments on or beside the windows which are located in or on the outside of the Offices which are visible from outside the Offices shall be installed.

6.         The Office’s owner has the right to control, maintain and operate the public and common areas of the Office property in such manner as it deems best for the benefit of the tenants, occupants and users of the Office property.

7.         Client shall solicit no business in the common areas, nor distribute handbills or other advertising matter in the common areas, nor place the same in or on automobiles in any parking area serving the Office. Center reserves the right to, but shall not have the duty to, exclude or eject from the Office all solicitors, canvassers and peddlers, or any person who, in the judgment of Center’s building manager or employee in charge, is under the influence of liquor or drugs, or any person who shall in any manner do any illegal act or any act in violation of any of these rules.

8.         Client shall not (a) attach or permit to be attached additional locks or similar devices to any door or transom of any office or conference room, (b) change existing locks or the mechanism thereof, or (c) make or permit to be made any keys for any door thereof other than those provided by Center.

9.         Water shall not be left running except when in actual use. Lavatory and other plumbing equipment shall not be used for any purpose other than that for which it is intended, and no rubbish, papers or other foreign substances may be thrown therein.

10.       Smoking is prohibited in all public and private areas of the Office.

Service Agreement